UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report:  February 24, 2010
(Date of earliest event reported)

AFFYMETRIX, INC.
(Exact name of registrant as specified in charter)

Delaware	0-28218	77-0319159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3420 Central Expressway
Santa Clara, California 95051
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (408) 731-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Affymetrix, Inc. (“Affymetrix”), appointed Jami Dover Nachtsheim and Nelson C. Chan to the Board of Directors of Affymetrix, effective as of March 8, 2010. The Board of Directors also appointed Ms. Nachtsheim a member of its Compensation Committee and Mr. Chan a member of its Audit Committee. Ms. Nachtsheim and Mr. Chan will be compensated under Affymetrix’ non-employee director compensation policy as described in its proxy statement and will each receive an initial grant of 20,000 stock options.

Jami Dover Nachtsheim served in a variety of positions with Intel Corporation from 1980 until her retirement in 2000, most recently as Corporate Vice President of the Sales and Marketing Group and Director of Worldwide Marketing. Ms. Nachtsheim currently serves on the Board of Directors of Southwall Technologies, ACT Conferencing and the Tech Museum of Innovation.

Nelson C. Chan served as Chief Executive Officer of Magellan Navigation, Inc. from 2006 to 2008. From 1992 to 2006, Mr. Chan served in various senior management positions with SanDisk Corporation, including most recently as Executive Vice President and General Manager, Consumer Business. Mr. Chan currently serves on the Board of Directors of Silicon Labs and Synaptics Incorporated.

John A. Young will retire from the Board of Directors of Affymetrix on May 14, 2010, the date of the Company’s 2010 Annual Meeting of Stockholders, after completing his current term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMETRIX, INC.

Date: March 2, 2010	By:	/s/ John F. Runkel, Jr.
John F. Runkel, Jr.
Executive Vice President, General Counsel and Secretary